Exhibit 3.1

BY-LAWS

OF

AMERICAN EXPRESS COMPANY
(A New York Corporation)

(As amended and restated as of October 20, 2014)

BY-LAWS
OF
AMERICAN EXPRESS COMPANY

ARTICLE I

OFFICES

    SECTION 1.1 PRINCIPAL OFFICE. The principal office of the corporation within the State of New York shall be located in the City of New York, County of New York.

    SECTION 1.2 OTHER OFFICES. The corporation may have such other offices and places of business within and without the State of New York as the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

    SECTION 2.1 ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of other business shall be held at such place, within or without the State of New York, on such date and at such time as shall be fixed by the Board of Directors (hereinafter referred to as the “Board”) from time to time. If the election of directors shall not be held on the date so fixed for the annual meeting, a special meeting of the shareholders for the election of directors shall be called forthwith in the manner provided herein for special meetings, or as may otherwise be provided by law. (B.C.L. Section 602.)(Footnote 1)

    SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be held for such purpose or purposes as shall be specified in a call for such meeting made by (i) resolution of the Board or by a majority of the directors then in office or by the Chief Executive Officer, or (ii) solely to the extent required by this Section 2.2, by the Secretary. (B.C.L. Section 602(c).)

    Subject to the provisions of this Section 2.2 and all other applicable sections of these by-laws, a special meeting of shareholders shall be called by the Secretary of the corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary of one or more record holders of common shares of the corporation representing not less than 25% of the voting power of all outstanding common shares of the corporation which shares are determined to be “Net Long Shares” in accordance with this Section 2.2 (the “Requisite Percentage”).

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(Footnote 1) This and other references to the New York Business Corporation Law are not part of the by-laws, but are included solely for convenience in locating relevant portions of the statute.

    For purposes of this Section 2.2 and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining and/or documenting a shareholder’s or beneficial owner’s Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the Company, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board in its reasonable determination.

      A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is signed and dated by each shareholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Shareholder”), and includes (i) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the by-laws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (ii) in the case of any director nominations proposed to be presented at the special meeting, the information required by the second paragraph of Section 3.11 of these by-laws, including with respect to each Requesting Shareholder; (iii) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by the second paragraph of Section 2.9 of these by-laws, including with respect to each Requesting Shareholder; (iv) a representation that each Requesting Shareholder, or one or more representatives of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (v) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (vi) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (vii) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; PROVIDED, HOWEVER, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the corporation.

    The corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting. Each Requesting Shareholder is required to update the notice delivered pursuant to this Section 2.2 not later than 10 business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (vii) of the previous paragraph, also as of a date not more than five business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

    A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (i) the Special Meeting Request does not comply with this Section 2.2; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (iii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than 12 months before the Special Meeting Request is delivered; (v) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than 90 days before the Special Meeting Request is delivered; (vi) a Similar Item, including the election or removal of director(s), is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the corporation of a Special Meeting Request; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board shall determine in good faith whether all requirements set forth in this Section 2.2 have been satisfied and such determination shall be binding on the corporation and its shareholders.

     Except as otherwise provided in this Section 2.2, a special meeting held following a Special Meeting Request shall be held at such date, time and place, within or without the State of New York, as may be fixed by the Board.

    A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (vi) of the fourth paragraph of this Section 2.2), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

    If none of the Requesting Shareholders appear or send a duly authorized agent to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

    Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request for such special meeting and (ii) any additional matters the Board determines to submit to the shareholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these by-laws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

    SECTION 2.3 NOTICE OF MEETINGS. Notice of all meetings of shareholders shall be in writing and shall state the place, date and hour of the meeting and such other matters as may be required by law. Notice of any special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of the notice of any meeting, shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting, provided that a copy of such notice may be given by third class mail not less than twenty-four nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed at some other address, then directed to him at such other address. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, but if after the adjournment the Board or Chief Executive Officer fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date. (B.C.L. Section 605.)

    SECTION 2.4 QUORUM AND VOTING. Except as otherwise provided by law or the certificate of incorporation, the holders of a majority of the votes of the shares entitled to vote thereat shall constitute a quorum at any meeting of the shareholders for the transaction of any business, but a lesser interest may adjourn any meeting from time to time and from place to place until a quorum is obtained. Any business may be transacted at any adjourned meeting that might have been transacted at the original meeting. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholders. Any corporate action taken by vote of the shareholders shall, except as otherwise required by law or the certificate of incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for each share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation. Neither treasury shares, nor shares held by any other corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares then entitled to vote.

    In a non-contested election of directors, any incumbent director nominee who is not elected by the shareholders shall immediately tender his or her resignation. The Board of Directors shall decide whether or not to accept such resignation, and shall promptly disclose and explain its decision in a Form 8-K (or successor form) filed with the Securities and Exchange Commission within 90 days after the date the results of the election are certified. An incumbent director who tenders his or her resignation pursuant to this paragraph will not participate in the Board’s deliberations with respect to such resignation. In acting on the resignation, the Board shall consider all factors that it may deem relevant.

    If the incumbent director’s resignation is not accepted by the Board, he or she shall continue to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. If the resignation is accepted or if the nominee who failed to receive the required vote is not an incumbent director, the Board may fill the resulting vacancy or decrease the size of the Board in accordance with these by-laws. (B.C.L. Sections 608, 614.)

    SECTION 2.5 PROXIES. Every shareholder entitled to vote at a meeting of the shareholders may authorize another person to vote for him by proxy executed in writing (or in such manner permitted by law) by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except that a proxy which is entitled “irrevocable proxy” and which states that it is irrevocable shall be irrevocable when and to the extent permitted by law. (B.C.L. Section 609.)

    SECTION 2.6 LIST OF SHAREHOLDERS AT MEETINGS. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent of the corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. (B.C.L. Section 607.)

    SECTION 2.7 WAIVER OF NOTICE. Notice of a shareholders’ meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. (B.C.L. Section 606.)

    SECTION 2.8 INSPECTORS AT SHAREHOLDERS’ MEETINGS. The Board, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof and to perform such duties thereat as are prescribed by law. If inspectors are not so appointed, the person presiding at a shareholders’ meeting shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. (B.C.L. Section 610.)

    SECTION 2.9 BUSINESS TO BE TRANSACTED AT SHAREHOLDERS’ MEETINGS. Only such business (other than nominations for the election of directors to the Board, which must comply with the provisions of Section 3.11 of these by-laws) may be transacted at any annual meeting of shareholders as is (i) specified in the notice of the meeting given by or at the direction of the Board (including, if so specified, any shareholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (ii) otherwise brought before the meeting by or at the direction of the Board or (iii) otherwise brought before the meeting in accordance with the procedure set forth in the following paragraph by a shareholder of the corporation entitled to vote at such meeting. This Section 2.9 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

    For business to be brought by a shareholder before an annual meeting of shareholders pursuant to clause (iii) above, the shareholder must have given written notice thereof to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation not less than 90 nor more than 120 days prior to the one year anniversary of the date of the annual meeting of shareholders of the previous year; PROVIDED, HOWEVER, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation’s notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A shareholder’s notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting of shareholders, (i) a brief description of the business proposed to be brought before the annual meeting of shareholders and of the reasons for bringing such business before the meeting and, if such business includes a proposal to amend either the certificate of incorporation or these by-laws, the text of the proposed amendment, (ii) the name and record address of the shareholder proposing such business, (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any of its affiliates or associates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates or associates with respect to the shares of the corporation, and (E) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (D), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any material interest of the shareholder in such business and (v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law.

    Notwithstanding anything in these by-laws to the contrary, no business (other than nominations for the election of directors to the Board, which must comply with the provisions of Section 3.11 of these by-laws) shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 2.9; PROVIDED, HOWEVER, that nothing in this Section 2.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting of shareholders in accordance with such procedures. The chairman of an annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the annual meeting of shareholders shall not be transacted.

ARTICLE III

DIRECTORS

    SECTION 3.1 POWERS, NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The business of the corporation shall be managed by its Board, which shall consist of not less than seven persons, each of whom shall be at least twenty-one years of age. Subject to such limitation, the number of directors shall be fixed and may be increased or decreased from time to time by a majority of the entire Board. Directors need not be shareholders. Except as otherwise provided by law or these by-laws, the directors shall be elected at the annual meetings of the shareholders, and each director shall hold office until the next annual meeting of shareholders, and until his successor has been elected and qualified. Newly created directorships resulting from an increase in the number of directors and any vacancies occurring in the Board for any reason, including vacancies occurring by reason of the removal of any of the directors with or without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists. No decrease in the number of directors shall shorten the terms of any incumbent director. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor. If the Board has not elected a Chairman of the Board as an officer, it may choose a Chairman of the Board from among its members to preside at its meetings. (B.C.L. Sections 701, 702, 703, 705.)

    SECTION 3.2 REGULAR MEETINGS. There shall be regular meetings of the Board, which may be held on such dates and without notice or upon such notice as the Board may from time to time determine. Regular meetings shall be held at the principal office of the corporation within the State of New York or at such other place either within or without the State of New York and at such specific time as may be fixed by the Board from time to time. There shall also be a regular meeting of the Board, which may be held without notice or upon such notice as the Board may from time to time determine, after the annual meeting of the shareholders or any special meeting of the shareholders at which an election of directors is held. (B.C.L. Sections 710, 711.)

    SECTION 3.3 SPECIAL MEETINGS. Special meetings of the Board may be held at any place within or without the State of New York at any time when called by the Chairman of the Board or the President or four or more directors. Notice of the time and place of special meetings shall be given to each director by serving such notice upon him personally within the City of New York at least one day prior to the time fixed for such meeting, or by mailing or telegraphing it, prepaid, addressed to him at his post office address, as it appears on the books of the corporation, at least three days prior to the time fixed for such meeting. Neither the call or notice nor any waiver of notice need specify the purpose of any meeting of the Board. (B.C.L. Sections 710, 711.)

    SECTION 3.4 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. (B.C.L. Section 711(c).)

    SECTION 3.5 QUORUM AND VOTING. One-third of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of such adjournment are announced at the meeting, to the other directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except where a larger vote is required by law, the certificate of incorporation or these by-laws. (B.C.L. Sections 701, 708, 711(d).)

    SECTION 3.6 ACTION BY THE BOARD. Any reference in these by-laws to corporate action to be taken by the Board shall mean such action at a meeting of the Board. However, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting. (B.C.L. Section 708.)

    SECTION 3.7 COMMITTEES OF THE BOARD. The Board by resolution adopted by a majority of the entire Board may designate from among its members one or more committees, each consisting of at least one director; PROVIDED, HOWEVER, that the Audit and Compliance Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee shall each consist of at least three directors. Each such committee shall have all the authority of the Board to the extent provided in such resolution, except as limited by law. No such committee shall exercise its authority in a manner inconsistent with any action, direction, or instruction of the Board.

    The Board may appoint a Chairman of any committee (except for the Executive Committee, if one is established, in the case where the Chairman of the Executive Committee has been elected pursuant to Section 4.1 of these by-laws), who shall preside at meetings of their respective committees. The Board may fill any vacancy in any committee and may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board.

    All acts done and powers conferred by any committee pursuant to the foregoing authorization shall be deemed to be and may be certified as being done or conferred under authority of the Board.

    A record of the proceedings of each committee shall be kept and submitted at the next regular meeting of the Board.

    A majority of the members of any committee consisting of three or fewer directors, and at least one-third of the members (but not less than two) of any committee consisting of more than three directors, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee. If a committee or the Board shall establish regular meetings of any committee, such meetings may be held without notice or upon such notice as the committee may from time to time determine. Notice of the time and place of special meetings of any committee shall be given to each member of the committee in the same manner as in the case of special meetings of the Board. Notice of a meeting need not be given to any member of a committee who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Except as otherwise provided in these by-laws, each committee may adopt its own rules of procedure. (B.C.L. Section 712.)

    SECTION 3.8 COMPENSATION OF DIRECTORS. The Board shall have authority to fix the compensation of directors for services in any capacity. (B.C.L. Section 713(e).)

    SECTION 3.9 RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by giving written notice thereof to the Chief Executive Officer or to the Board, and such resignation shall take effect at the time therein specified without the necessity of further action. Any director may be removed with or without cause by vote of the shareholders, or with cause by action of the Board. (B.C.L. Section 706.)

    SECTION 3.10 THE “ENTIRE BOARD”. As used in these by-laws the term “the entire Board” or “the entire Board of Directors” means the total number of directors which the corporation would have if there were no vacancies. (B.C.L. Section 702.)

    SECTION 3.11 NOMINATION OF DIRECTORS. Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may only be made (i) by the Board or a committee appointed by the Board or (ii) by a shareholder of the corporation entitled to vote at the meeting at which a person is to be nominated in accordance with the procedure set forth in the following paragraph.

    A shareholder may nominate a person or persons for election as directors only if the shareholder has given written notice of its intent to make such nomination to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation (i) with respect to an annual meeting of shareholders, not less than 90 nor more than 120 days prior to the one year anniversary of the date of the annual meeting of shareholders of the previous year; PROVIDED, HOWEVER, that in the event that the annual meeting of shareholders is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation’s notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the corporation’s notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A shareholder’s notice to the Secretary shall set forth (i) the name and record address of the shareholder who intends to make such nomination, (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated, (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of the corporation that are owned of record or beneficially by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares the corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest has been entered into by or on behalf of such shareholder or any of its affiliates or associates with respect to the shares of the corporation, (D) whether any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of such shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, or to manage risk or benefit of share price changes for, such shareholder or any of its affiliates or associates or to increase or decrease the voting power or pecuniary or economic interest of such shareholder or any of its affiliates or associates with respect to the shares of the corporation, and (E) a representation that such shareholder will notify the corporation in writing of the information required in clauses (A) through (D), in each case as in effect as of the record date for the meeting, promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of all arrangements and understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (v) such other information relating to the person(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law and (vi) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the corporation any information it may request upon the advice of counsel for the purpose of determining such proposed nominee’s eligibility to serve as a director. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV

OFFICERS AND OFFICIALS

    SECTION 4.1 OFFICERS. The Board shall elect a Chairman of the Board or a President or both, and a Secretary, a Treasurer and a Comptroller and may elect such other officers, including a Chairman of the Executive Committee and one or more Vice Chairmen of the Board, as the Board shall determine. Each officer shall have such powers and perform such duties as are provided in these by-laws and as may be provided from time to time by the Board or by the Chief Executive Officer. Each officer shall at all times be subject to the control of the Board, and any power or duty assigned to an officer by these by-laws or the Board or the Chief Executive Officer shall be subject to control, withdrawal or limitation by the Board. (B.C.L. Section 715.)

    SECTION 4.2 QUALIFICATIONS. Any person may hold two or more offices, except that neither the Chairman nor the President shall be Secretary or Treasurer. The Board may require any officer to give security for the faithful performance of his duties. (B.C.L. Sections 715(e) and (f).)

    SECTION 4.3 ELECTION AND TERMINATION. The Board shall elect officers at the meeting of the Board following the annual meeting of the shareholders and may elect additional officers and fill vacancies at any other time. Unless the Board shall otherwise specify, each officer shall hold office until the meeting of the Board following the next annual meeting of the shareholders, and until his successor has been elected and qualified, except as hereinafter provided. The Board may remove any officer or terminate his duties and powers, at any time, with or without cause. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer or to the Board, or by retiring or by leaving the employ of the corporation (without being employed by a subsidiary or affiliate) and any such action shall take effect as a resignation without necessity of further action. The Chief Executive Officer may suspend any officer until the next meeting of the Board. (B.C.L. Sections 715, 716.)

    SECTION 4.4 DELEGATION OF POWERS. Each officer may delegate to any other officer and to any official, employee or agent of the corporation, such portions of his powers as he shall deem appropriate, subject to such limitations and expirations as he shall specify, and may revoke such delegation at any time.

    SECTION 4.5 CHAIRMAN OF THE BOARD. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer of the corporation. The Chairman of the Board may be, but need not be, an officer or employee of the corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and shall establish agendas for such meetings. In addition, he shall assure that matters of significant interest to shareholders and the investment community are addressed by management. The Chairman of the Board shall be an ex-officio member of each of the standing committees of the Board, except for the Executive Committee, of which he shall be a member.

    SECTION 4.6 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board, have general and active control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. He shall preside at all meetings of the shareholders. He shall also preside at all meetings of the Board and any committee thereof of which he is a member, unless the Board or such committee shall have chosen another chairman. He shall see that all orders and resolutions of the Board are carried into effect, and in addition he shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

    SECTION 4.7 PRESIDENT. The President may be Chief Executive Officer if so designated by the Board. If not, he shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board, and, in the absence or disability of the Chief Executive Officer, he shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board shall have otherwise provided.

    SECTION 4.8 CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee shall be a member of the Executive Committee. He shall preside at meetings of the Executive Committee and shall have such other powers and perform such other duties as are prescribed by the Board or by the Chief Executive Officer.

    SECTION 4.9 VICE CHAIRMAN OF THE BOARD. Each Vice Chairman of the Board shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board.

    SECTION 4.10 SECRETARY. The Secretary shall attend all meetings and keep the minutes of all proceedings of the shareholders, the Board, the Executive Committee and any other committee unless it shall have chosen another secretary. He shall give notice of all such meetings and all other notices required by law or by these by-laws. He shall have custody of the seal of the corporation and shall have power to affix it to any instrument and to attest thereto. He shall have charge of the record of shareholders required by law, which may be kept by any transfer agent or agents under his direction. He shall maintain the records of directors and officers as required by law. He shall have charge of all documents and other records, except those for which some other officer or agent is properly accountable, and shall generally perform all duties appertaining to the office of secretary of a corporation. (B.C.L. Sections 605, 624, 718.)

    SECTION 4.11 TREASURER. The Treasurer shall have the care and custody of all of the funds, securities and other valuables of the corporation, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board. The Treasurer may hold the funds, securities and other valuables in his care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such bank, trust companies and other depositories, all as he shall determine with the written concurrence of the Chief Executive Officer or his delegate. The Treasurer shall account regularly to the Comptroller for all of his receipts, disbursements and deliveries of funds, securities and other valuables.

    The Treasurer or his delegate, jointly with the Chief Executive Officer or his delegate, may designate in writing and certify to any bank, trust company, safe deposit company or other depository the persons (including themselves) who are authorized, singly or jointly as they shall specify in each case, to open accounts in the name of the corporation with banks, trust companies and other depositories, to deposit therein funds, instruments and securities belonging to the corporation, to draw checks or drafts on such accounts in amounts not exceeding the credit balances therein, to order the delivery of securities therefrom, to rent safe deposit boxes or vaults in the name of the corporation, to have access to such facility and to deposit therein and remove therefrom securities and other valuables. Any such designation and certification shall contain the regulations, terms and conditions applicable to such authority and may be amended or terminated at any time.

    Such powers may also be granted to any other officer, official, employee or agent of the corporation by resolution of the Board or by power of attorney authorized by the Board.

    SECTION 4.12 COMPTROLLER. The Comptroller shall be the chief accounting officer of the corporation and shall have control of all its books of account. He shall see that correct and complete books and records of account are kept as required by law, showing fully, in such form as he shall prescribe, all transactions of the corporation, and he shall require, keep and preserve all vouchers relating thereto for such period as may be necessary.

    The Comptroller shall render periodically such financial statements and such other reports relating to the corporation’s business as may be required by the Chief Executive Officer or the Board. He shall generally perform all duties appertaining to the office of comptroller of a corporation. (B.C.L. Section 624.)

    SECTION 4.13 OFFICIALS AND AGENTS. The Chief Executive Officer or his delegate may appoint such officials and agents of the corporation as the conduct of its business may require and assign to them such titles, powers, duties and compensation as he shall see fit and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.

ARTICLE V

SHARES

    SECTION 5.1 CERTIFICATES. The shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be in such form, consistent with law, as prescribed by the Board, and signed and sealed as provided by law. (B.C.L. Section 508.)

    SECTION 5.2 TRANSFER OF SHARES. Except as provided in the certificate of incorporation, upon surrender to the corporation or to its transfer agent of a certificate representing shares, duly endorsed or accompanied with proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and to cancel the old certificate. The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as may be required by law. (B.C.L. Section 508(d).)

    SECTION 5.3 RECORD OF SHAREHOLDERS. The corporation shall keep at its principal office within the State of New York, or at the office of its transfer agent or registrar in the State of New York, a record in written form, or in any other form capable of being converted into written form within a reasonable time, which shall contain the names and addresses of all shareholders, the numbers and class of shares held by each, and the dates when they respectively became the owners of record thereof. (B.C.L. Section 624(a).)

    SECTION 5.4 LOST OR DESTROYED CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate or certificates representing shares, the Board may direct the issuance of a new certificate or certificates in lieu thereof upon such terms and conditions in conformity with law as the Board may prescribe. (B.C.L. Section 508(e).)

    SECTION 5.5 FIXING RECORD DATE. The Board or the Chief Executive Officer may fix, in advance, a date as the record date for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. (B.C.L. Section 604.)

ARTICLE VI

INDEMNIFICATION OF CORPORATION PERSONNEL

    SECTION 6.1 DIRECTORS, OFFICERS AND EMPLOYEES. The corporation shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person, made or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or investigative, by reason of the fact that such person, is or was or has agreed to become a director of the corporation, or is or was an officer or employee of the corporation, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with such action or proceeding, or any appeal therein; PROVIDED, HOWEVER, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director, officer or employee establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any action or proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee serves or served or agreed to serve at the request of the corporation shall be included in the actions for which directors, officers and employees will be indemnified under the terms of this Section 6.1. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount consistent with the provisions of applicable law. (B.C.L. Sections 721, 722, 723(c).)

    SECTION 6.2 OTHER INDEMNIFICATION. The corporation may indemnify any person to whom the corporation is permitted by applicable law or these by-laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or any other law or these by-laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these by-laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by this Section 6.2, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of shareholders or disinterested directors or otherwise. (B.C.L. Sections 721, 723(c).)

    SECTION 6.3 MISCELLANEOUS. The right to indemnification conferred by Section 6.1, and any indemnification extended under Section 6.2, (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions thereof were set forth in a separate written contract between the corporation and such person, (ii) is intended to be retroactive to events occurring prior to the adoption of this Article VI, to the fullest extent permitted by applicable law, and (iii) shall continue to exist after the rescission or restrictive modification thereof with respect to events occurring prior thereto. The benefits of Section 6.1 shall extend to the heirs, executors, administrators and legal representatives of any person entitled to indemnification under this Article.

ARTICLE VII

MISCELLANEOUS

    SECTION 7.1 FISCAL YEAR. The fiscal year of the corporation shall be the calendar year.

    SECTION 7.2 VOTING OF SHARES OF OTHER CORPORATIONS. The Board may authorize any officer, agent or proxy to vote shares of any domestic or foreign corporation of any type or kind standing in the name of this corporation and to execute written consents respecting the same, but in the absence of such specific authorization the Chief Executive Officer of this corporation or his delegate may vote such shares and may execute proxies and written consents with relation thereto.

ARTICLE VIII

AMENDMENTS

    SECTION 8.1 GENERAL. Except as otherwise provided by law, these by-laws may be amended or repealed or new by-laws may be adopted by the Board of Directors, or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that the Board may not amend or repeal any by-law, or adopt any new by-law with respect to the subject matter of any by-law, which specifically states that it may be amended or repealed only by the shareholders. (B.C.L. Section 601.)

    SECTION 8.2 AMENDMENT OF THIS ARTICLE. This Article VIII may be amended or repealed only by the shareholders entitled to vote hereon as provided in Section 8.1 above.